Exhibit 99.01

Results of voting at the Annual Meeting of FNB Bancorp shareholders held on June 14, 2017

The total number of shares represented in person or by proxy and constituting a quorum: 3,959,222.

	Votes	Votes
Election of Nine Directors	For	Withheld
Lisa Angelot	3,143,570	14,098
Thomas C. McGraw	3,121,816	35,852
Thomas G. Atwood, D.D.S.	3,133,981	23,687
Ronald R. Barels, D.D.S	3,145,846	11,822
Merrie Turner Lightner	2,447,355	710,313
Michael Pacelli	3,143,570	14,098
Edward J. Watson	3,143,570	14,098
Jim D. Black	2,439,476	718,192
Anthony J. Clifford	2,431,043	726,625

Ratificatino of the appointment of Moss Adams LLP as independent auditors for 2017	3,922,824	16,208